Exhibit 99.1

RECORD OPERATING RESULTS FOR SECOND QUARTER

AND SIX MONTHS ANNOUNCED BY REALTY INCOME

ESCONDIDO, CALIFORNIA, July 25, 2013...Realty Income Corporation (Realty Income), The Monthly Dividend Company® (NYSE: O), today announced record operating results for the second quarter ended June 30, 2013. Access to this document is available at www.realtyincome.com. All per share amounts presented in this press release are on a diluted per common share basis unless stated otherwise.

COMPANY HIGHLIGHTS:

For the quarter ended June 30, 2013 (as compared to the same quarterly period in 2012):

•     Revenue increased 63.0% to $184.3 million as compared to $113.1 million

•     Net income available to common stockholders per share was $0.23

•     Normalized FFO available to common stockholders increased 82.8% to $119.2 million

•     Normalized FFO per share increased 24.5% to $0.61

•     AFFO available to common stockholders increased 73.8% to $115.6 million

•     AFFO per share increased 18.0% to $0.59

•     Same store rents increased 1.1% to $109.9 million

•     Portfolio occupancy increased to 98.2% from 97.3%

•     Invested $738.1 million in 190 new properties and properties under development or expansion

•     Increased the monthly dividend in June for the 72nd time and for the 63rd consecutive quarter

•     Dividends paid per common share increased 24.5%

Financial Results

Revenue

Revenue, for the quarter ended June 30, 2013, increased 63.0% to $184.3 million as compared to $113.1 million, for the same quarter in 2012. Revenue, for the six months ended June 30, 2013, increased 58.1% to $355.5 million as compared to $224.9 million, for the same period in 2012.

Net Income Available to Common Stockholders

Net income available to common stockholders, for the quarter ended June 30, 2013, was $44.2 million as compared to $33.0 million for the same quarter in 2012. Net income per share, for the quarter ended June 30, 2013, was $0.23 as compared to $0.25, for the same quarter in 2012.

Net income available to common stockholders, for the six months ended June 30, 2013, was $105.5 million as compared to $59.0 million, for the same period in 2012. Net income per share, for the six months ended June 30, 2013, was $0.57 as compared to $0.44, for the same period in 2012.

The calculation to determine net income for a real estate company includes impairments and/or gains from the sales of investment properties. Impairments and/or gains on property sales vary from quarter to quarter. This variance can significantly impact net income.

FFO Available to Common Stockholders

Funds from Operations (FFO), for the quarter ended June 30, 2013, increased 81.7% to $118.5 million as compared to $65.2 million for the same quarter in 2012. FFO per share, for the quarter ended June 30, 2013, increased 22.4% to $0.60 as compared to $0.49, for the same quarter in 2012.

FFO, for the six months ended June 30, 2013, increased 67.9% to $211.4 million as compared to $125.9 million, for the same period in 2012. FFO per share, for the six months ended June 30, 2013, increased 21.1% to $1.15 as compared to $0.95, for the same period in 2012.

Normalized FFO Available to Common Stockholders

Normalized Funds from Operations, which is based on FFO adjusted to add back ARCT merger-related costs, for the quarter ended June 30, 2013, increased 82.8% to $119.2 million as compared to $65.2 million, for the same quarter in 2012. Normalized FFO per share, for the quarter ended June 30, 2013, increased 24.5% to $0.61 as compared to $0.49, for the same quarter in 2012.

Normalized FFO, for the six months ended June 30, 2013, increased 78.0% to $224.1 million as compared to $125.9 million, for the same period in 2012. Normalized FFO per share, for the six months ended June 30, 2013, increased 28.4% to $1.22 as compared to $0.95, for the same period in 2012.

AFFO Available to Common Stockholders

Adjusted Funds from Operations (AFFO), for the quarter ended June 30, 2013, increased 73.8% to $115.6 million as compared to $66.5 million, for the same quarter in 2012. AFFO per share, for the quarter ended June 30, 2013, increased 18.0% to $0.59 as compared to $0.50, for the same quarter in 2012.

AFFO, for the six months ended June 30, 2013, increased 65.3% to $219.5 million as compared to $132.8 million, for the same period in 2012. AFFO per share, for the six months ended June 30, 2013, increased 19.0% to $1.19 as compared to $1.00, for the same period in 2012.

The company considers FFO, normalized FFO, and AFFO to be appropriate supplemental measures of a Real Estate Investment Trust’s (REIT’s) operating performance. Realty Income defines FFO consistent with the National Association of Real Estate Investment Trust’s (NAREIT’s) definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate, reduced by gains on sales of investment properties and extraordinary items. Normalized FFO adds back merger-related costs for the acquisition of ARCT. AFFO further adjusts Normalized FFO for unique revenue and expense items, which are not pertinent to the measurement of the company’s ongoing operating performance. See the reconciliation of net income available to common stockholders to FFO, normalized FFO and AFFO on page six.

Dividend Information

In June 2013, Realty Income announced the 63rd consecutive quarterly dividend increase, which is the 72nd increase in the amount of the dividend since the company’s listing on the New York Stock Exchange in 1994. The annualized dividend amount, as of June 30, 2013, was approximately $2.179 per share. The amount of the monthly dividends paid increased 24.5% to $0.544 per share, in the second quarter of 2013 from $0.437 per share for the same period in 2012. In addition, through June 30, 2013, the company has paid 515 consecutive monthly dividends and over $2.5 billion in total dividends since 1969. Realty Income has a dividend reinvestment and stock purchase program that can be accessed at www.realtyincome.com. The program is administered by Wells Fargo Shareowner Services.

Real Estate Portfolio Update

As of June 30, 2013, Realty Income’s portfolio of freestanding, single-tenant properties consisted of 3,681 properties located in 49 states and Puerto Rico, leased to 194 commercial enterprises doing business in 46 industries. The properties are leased under long-term, net leases with a weighted average remaining lease term of approximately 11.0 years.

Portfolio Management Activities

The company’s portfolio of commercial real estate, owned primarily under 10- to 20-year net leases, continues to perform well and provide dependable lease revenue supporting the payment of monthly dividends. As of June 30, 2013, portfolio occupancy was 98.2% with 68 properties available for lease out of a total of 3,681 properties in the portfolio, as compared to 97.3% portfolio occupancy for the same period in 2012.

Rent Increases

During the quarter ended June 30, 2013, same store rents, on 2,388 properties under lease, increased 1.1% to $109.9 million, as compared to $108.7 million for the same quarter in 2012. For the six months ended June 30, 2013, same store rents, on 2,388 properties under lease, increased 1.3% to $220.3 million, as compared to $217.5 million for the same period in 2012.

Property Acquisitions

During the second quarter of 2013, Realty Income invested $738.1 million in 190 new properties and properties under development or expansion located in 32 states. These properties are 100% leased with a weighted average lease term of approximately 14 years and an initial average lease yield of 6.8%. In addition, approximately 70% of the revenue generated by these acquisitions is from investment grade tenants.

During the six months ended June 30, 2013, Realty Income invested approximately $866.5 million in 206 new properties and properties under development or expansion. The new properties are located in 35 states and are 100% leased with an average lease term of approximately 14 years and an initial average lease yield of 7.0%. Approximately 61% of the revenue generated from the year-to-date 2013 acquisitions is from investment grade tenants. These property acquisitions are in addition to the $3.2 billion acquisition of 515 properties resulting from Realty Income’s acquisition of American Realty Capital Trust, which was completed during the first quarter of 2013.

Realty Income maintains a $1.0 billion unsecured acquisition credit facility, which is used to fund property acquisitions in the near term. As of July 16, 2013, the company repaid all credit facility borrowings with funds from a notes offering that closed on that date (see “Other Activities” section of the press release). The full $1.0 billion credit facility is available to fund additional acquisitions.

Property Dispositions

Realty Income continued to successfully execute its asset disposition program in the second quarter of 2013. The objective of this program is to sell assets when the company believes the reinvestment of the sales proceeds will generate higher returns, enhance the credit quality of the company’s real estate portfolio, increase the average lease length, and/or decrease tenant or industry concentration.

During the quarter ended June 30, 2013, Realty Income sold 17 properties for $23.7 million, with a gain on sales of $5.7 million, as compared to 14 properties sold for $15.0 million, with a gain on sales of $3.4 million, during the same quarter in 2012.

During the six months ended June 30, 2013, Realty Income sold 34 properties for $83.7 million, with a gain on sales of $44.3 million, as compared to 19 properties sold for $18.6 million, with a gain on sales of $4.0 million, during the same period in 2012.

Other Activities

Investment Grade Debt Ratings Upgraded by Standard & Poor’s

In June 2013, Realty Income received a ratings upgrade from Standard & Poor’s Ratings Services to BBB+ from BBB on the company’s senior unsecured debt ratings, and to BBB- from BB+ on its preferred stock ratings, with a stable outlook.

Issuance of $750 million of 4.65% Senior Unsecured Notes

On July 16, 2013, Realty Income issued $750 million of 4.65% senior unsecured notes due 2023. The public offering price for the notes was 99.775% of the principal amount for an effective yield to maturity of 4.678%. The net proceeds from the offering were used to repay all of the borrowings outstanding under the company’s acquisition credit facility and for other general corporate purposes and working capital, which may include additional acquisitions.

Direct Stock Purchase and Dividend Reinvestment Plan (the “Stock Plan”)

During the second quarter of 2013, Realty Income issued 26,312 common shares via its Stock Plan, generating gross proceeds of approximately $1.2 million and, during the six months ended June 30, 2013, issued 44,549 common shares generating gross proceeds of approximately $2.0 million.

CEO Comments on Operating Results

Commenting on Realty Income’s financial results and real estate operations, Chief Executive Officer, Tom A. Lewis said, “The second quarter of 2013 was another record quarter for us. We are again pleased to report significant increases in all facets of our operations, including continued strength in the performance of our real estate portfolio, with occupancy increasing to 98.2% at the end of the second quarter from 97.7% at the end of the first quarter and acquisition activities continuing at a brisk pace.”

“The key drivers in our second quarter operating results are: 1) $866 million in new acquisitions, during the first six months of this year, at an initial average lease yield of 7.0%; 2) the immediately accretive rental revenue from our acquisition of ARCT for $3.2 billion, completed in January 2013; and 3) the continued strength of our existing portfolio of properties. We also now believe 2013 estimated acquisitions will be at least $1.25 billion versus our prior estimate of $1.0 billion, as acquisition activities remain robust and are projected to be immediately accretive to 2013 AFFO. Of note, and consistent with our strategic focus on continuing to increase the overall credit quality of our real estate portfolio, the majority, approximately 61%, of the properties acquired are leased to investment grade-rated tenants.”

“We were also successful in accessing the capital markets during July 2013, issuing $750 million of 10-year, 4.65% senior unsecured notes in an offering that was upsized from an anticipated $500 million issuance. The proceeds from the $750 million offering will be used to permanently finance the majority of our property acquisitions. With an average going in cash cap rate of 7.0%, on the properties acquired, and a 4.65% coupon on the note offering, the spreads generated from acquisitions will be very positive for our earnings. As a result of this offering, we were able to pay off our acquisition credit facility, and so we begin the second half of the year with all of our $1.0 billion acquisition credit facility available to make additional investments.”

“For our shareholders that rely on monthly dividend income, we would note the 24.5% increase in the dividends per share paid during the quarter. This is the result of a sizable increase in the dividend during the first quarter combined with the two smaller increases we announced in March and June of this year. Today, our shareholders enjoy an annualized dividend of $2.179, as compared to the $1.821 dividend at the end of 2012. Given the difficulty income oriented investors face in generating adequate yield today, we are pleased that our operations continue to provide our shareholders with an increasing dividend.”

FFO and AFFO Commentary

Realty Income’s FFO and AFFO per share has historically tended to be stable and fairly predictable because of the long-term leases that are the primary source of the company’s revenue. There are, however, several factors that can cause FFO and AFFO per share to vary from levels that have been anticipated by the company. These factors include, but are not limited to, changes in interest rates and occupancy rates, periodically accessing the capital markets, the level and timing of property and entity acquisitions and dispositions, integration of the acquired ARCT properties including the finalization of purchase price allocations, lease rollovers, the general real estate market, and the economy.

2013 Earnings Estimates

Normalized FFO is based on FFO adjusted to add back ARCT merger-related costs. The Normalized 2013 FFO and AFFO estimates are as follows (excluding the costs associated with the ARCT transaction):

Normalized FFO per share for 2013 should range from $2.37 to $2.43 per share, an increase of 17% to 20% over the Normalized 2012 FFO per share of $2.02. Normalized FFO per share for 2013 is based on an estimated net income per share range of $0.93 to $0.99, plus estimated real estate depreciation of $1.63 plus ARCT merger-related costs of $0.07, and reduced by potential estimated gains on sales of investment properties of $0.26 per share (in accordance with NAREIT’s definition of FFO).

AFFO per share for 2013 should range from $2.35 to $2.41 per share, an increase of 14% to 17% over the 2012 AFFO per share of $2.06. AFFO further adjusts Normalized FFO for unique revenue and expense items, which are not pertinent to the measurement of the company’s ongoing operating performance. See the reconciliation of net income available to common stockholders to FFO, normalized FFO and AFFO on page six.

About Realty Income

Realty Income is The Monthly Dividend Company®, a New York Stock Exchange real estate company dedicated to providing shareholders with dependable monthly income. As of June 30, 2013, the company had paid 515 consecutive monthly dividends throughout its 44-year operating history. The monthly income is supported by the cash flows from over 3,600 properties owned under long-term lease agreements with 194 leading regional and national commercial enterprises. The company is an active buyer of net-leased properties nationwide. Additional information about the company can be obtained from the corporate website at www.realtyincome.com or www.twitter.com/realtyincome.

Forward-Looking Statements

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, tenant financial health, the availability of capital to finance planned growth, continued volatility and uncertainty in the credit markets and broader financial markets, property acquisitions and the timing of these acquisitions, charges for property impairments, integration of the ARCT acquisition, and the outcome of any legal proceedings to which the company is a party, as described in the company’s filings with the Securities and Exchange Commission. Consequently, forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. The company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

Note to Editors: Realty Income press releases are available via the internet at http://www.realtyincome.com/invest/newsroom-library/press-releases.shtml.

Media Contact:

Tere H. Miller, Vice President, Corporation Communications

(760) 741-2111, x1177

CONSOLIDATED STATEMENTS OF INCOME

For the three and six months ended June 30, 2013 and 2012

(dollars in thousands, except per share amounts - unaudited)

	Three months Ended 6/30/13	Three months Ended 6/30/12	Six months Ended 6/30/13	Six months Ended 6/30/12
REVENUE
Rental	$182,354	$112,528	$352,104	$224,020
Other	1,965	605	3,356	858

Total revenue	184,319	113,133	355,460	224,878

EXPENSES
Depreciation and amortization	77,698	34,742	147,280	69,093
Interest	39,100	28,806	80,567	57,758
General and administrative	12,075	9,273	23,688	18,440
Property	3,283	1,746	6,899	3,668
Income taxes	722	405	1,393	810
Merger-related costs	605	--	12,635	--

Total expenses	133,483	74,972	272,462	149,769

Income from continuing operations	50,836	38,161	82,998	75,109
Income from discontinued operations	3,911	5,246	43,562	7,562

Net income	54,747	43,407	126,560	82,671
Net income attributable to noncontrolling interests	(77)	--	(86)	--
Net income attributable to the Company	54,670	43,407	126,474	82,671
Preferred stock dividends	(10,482)	(10,457)	(20,965)	(19,953)
Excess of redemption value over carrying value of preferred shares redeemed	--	--	--	(3,696)

Net income available to common stockholders	$44,188	$32,950	$105,509	$59,022

Funds from operations available to common stockholders (FFO)	$118,547	$65,167	$211,435	$125,863
Normalized funds from operations available to common stockholders (normalized FFO)	$119,152	$65,167	$224,070	$125,863
Adjusted funds from operations available to common stockholders (AFFO)	$115,564	$66,499	$219,521	$132,793

Per share information for common stockholders:
Income from continuing operations, basic and diluted	$0.21	$0.21	$0.34	$0.39
Net income, basic and diluted	$0.23	$0.25	$0.57	$0.44
FFO:
Basic	$0.61	$0.49	$1.15	$0.95
Diluted	$0.60	$0.49	$1.15	$0.95
Normalized FFO, basic and diluted	$0.61	$0.49	$1.22	$0.95
AFFO, basic and diluted	$0.59	$0.50	$1.19	$1.00
Cash dividends paid per common share	$0.544	$0.437	$1.057	$0.874

FUNDS FROM OPERATIONS (FFO)

(dollars in thousands, except per share amounts)

	Three Months Ended 6/30/13	Three Months Ended 6/30/12	Six Months Ended 6/30/13	Six Months Ended 6/30/12
Net income available to common stockholders	$44,188	$32,950	$105,509	$59,022
Depreciation and amortization:
Continuing operations	77,698	34,742	147,280	69,093
Discontinued operations	196	896	520	1,848
Depreciation allocated to noncontrolling interest	(220)	--	(395)	--
Depreciation of furniture, fixtures & equipment	(67)	(67)	(127)	(135)
Provisions for impairment on investment properties	2,496	--	2,952	--
Gain on sales of investment properties, discontinued operations	(5,744)	(3,354)	(44,304)	(3,965)
FFO available to common stockholders	118,547	65,167	211,435	125,863
Merger-related costs	605	--	12,635	--
Normalized FFO available to common stockholders	$119,152	$65,167	$224,070	$125,863
FFO per common share:
Basic	$0.61	$0.49	$1.15	$0.95
Diluted	$0.60	$0.49	$1.15	$0.95
Normalized FFO per common share, basic and diluted	$0.61	$0.49	$1.22	$0.95
Dividends paid to common stockholders	$106,692	$58,360	$191,669	$116,552
Normalized FFO in excess of dividends paid to common stockholders	$12,460	$6,807	$32,401	$9,311
Weighted average number of common shares used for computation per share:
Basic	195,574,014	132,592,939	183,714,191	132,643,698
Diluted	196,099,610	132,828,540	184,165,700	132,785,213

We define FFO, a non-GAAP measure, consistent with the National Association of Real Estate Investment Trust’s definition, as net income available to common stockholders, plus depreciation and amortization of real estate assets, plus impairments of real estate assets, reduced by gains on sales of investment properties and extraordinary items. We define normalized FFO, a non-GAAP measure, as FFO excluding the ARCT merger-related costs.

ADJUSTED FUNDS FROM OPERATIONS (AFFO)

(dollars in thousands, except per share amounts)

Most companies in our industry use a similar measurement to AFFO, but they may use the term “CAD” (for Cash Available for Distribution) or “FAD” (for Funds Available for Distribution).

	Three Months Ended 6/30/13	Three Months Ended 6/30/12	Six Months Ended 6/30/13	Six Months Ended 6/30/12
Net income available to common stockholders	$44,188	$32,950	$105,509	$59,022
Cumulative adjustments to calculate normalized FFO(1)	74,964	32,217	118,561	66,841
Normalized FFO available to common stockholders	119,152	65,167	224,070	125,863
Excess of redemption value over carrying value of preferred share redemption	--	--	--	3,696
Amortization of share-based compensation	3,653	2,593	7,498	5,550
Amortization of deferred financing costs(2)	1,015	609	2,021	1,226
Amortization of net mortgage premiums	(2,494)	(71)	(4,441)	(168)
(Gain) loss on interest rate swaps	(1,738)	40	(1,286)	53
Capitalized leasing costs and commissions	(361)	(431)	(774)	(698)
Capitalized building improvements	(1,255)	(914)	(2,520)	(1,707)
Other adjustments(3)	(2,408)	(494)	(5,047)	(1,022)
Total AFFO available to common stockholders	$115,564	$66,499	$219,521	$132,793
AFFO per common share, basic and diluted	$0.59	$0.50	$1.19	$1.00
Dividends paid to common stockholders	$106,692	$58,360	$191,669	$116,552
AFFO in excess of dividends paid to common stockholders	$8,872	$8,139	$27,852	$16,241

(1)           See FFO and normalized FFO calculation above for reconciling items.

(2)           Includes the amortization of costs incurred and capitalized when our notes were issued in March 2003, November 2003, March 2005, September 2005, September 2006, September 2007, June 2010, June 2011 and October 2012. Additionally, this includes the amortization of deferred financing costs incurred and capitalized in connection with our assumption of the mortgages payable and the issuance of our term loan. The deferred financing costs are being amortized over the lives of the respective mortgages and term loan. No costs associated with our credit facility agreements or annual fees paid to credit rating agencies have been included.

(3)           Includes straight-line rent revenue, and the amortization of above and below-market leases.

HISTORICAL FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

(dollars in thousands, except per share amounts)

For the three months ended June 30,	2013	2012	2011	2010	2009

Net income available to common stockholders	$44,188	$32,950	$33,185	$24,985	$26,497
Depreciation and amortization	77,607	35,571	29,000	23,469	22,922
Provisions for impairment on Realty Income investment properties	2,496	--	10	53	--
Gain on sales of investment properties	(5,744)	(3,354)	(1,251)	(1,663)	(2,239)

FFO	118,547	65,167	60,944	46,844	47,180
Merger-related costs	605	--	--	--	--
Normalized FFO	$119,152	$65,167	$60,944	$46,844	$47,180

Normalized FFO per diluted share	$0.61	$0.49	$0.48	$0.45	$0.46

AFFO	$115,564	$66,499	$62,370	$47,730	$47,943

AFFO per diluted share	$0.59	$0.50	$0.49	$0.46	$0.46

Cash dividends paid per share	$0.544	$0.437	$0.434	$0.430	$0.426
Weighted average diluted shares outstanding	196,099,610	132,828,540	126,202,047	103,765,828	103,450,457

For the six months ended June 30,	2013	2012	2011	2010	2009

Net income available to common stockholders	$105,509	$59,022	$63,120	$49,127	$50,518
Depreciation and amortization	147,278	70,806	55,791	46,682	45,833
Provisions for impairment on Realty Income investment properties	2,952	--	210	87	--
Gain on sales of investment properties	(44,304)	(3,965)	(1,379)	(2,366)	(2,436)

FFO	211,435	125,863	117,742	93,530	93,915
Merger-related costs	12,635	--	--	--	--
Normalized FFO	$224,070	$125,863	$117,742	$93,530	$93,915

Normalized FFO per diluted share	$1.22	$0.95	$0.96	$0.90	$0.91

AFFO	$219,521	$132,793	$120,610	$95,344	$95,619

AFFO per diluted share	$1.19	$1.00	$0.98	$0.92	$0.92

Cash dividends paid per share	$1.057	$0.874	$0.866	$0.859	$0.851
Weighted average diluted shares outstanding	184,165,700	132,785,213	122,691,418	103,778,609	103,479,897

CONSOLIDATED BALANCE SHEETS

As of June 30, 2013 and December 31, 2012

(dollars in thousands)

	2013	2012
	(unaudited)
ASSETS
Real estate, at cost:
Land	$2,539,628	$1,999,820
Buildings and improvements	6,672,354	3,920,865
Total real estate, at cost	9,211,982	5,920,685
Less accumulated depreciation and amortization	(998,079)	(897,767)

Net real estate held for investment	8,213,903	5,022,918
Real estate held for sale, net	16,808	19,219
Net real estate	8,230,711	5,042,137
Cash and cash equivalents	22,575	5,248
Accounts receivable, net	27,507	21,659
Acquired lease intangible assets, net	972,049	242,125
Goodwill	15,834	16,945
Other assets, net	146,857	115,249

Total assets	$9,415,533	$5,443,363

LIABILITIES AND EQUITY
Distributions payable	$39,280	$23,745
Accounts payable and accrued expenses	77,411	70,426
Acquired lease intangible liabilities, net	116,381	26,471
Other liabilities	29,266	26,059
Lines of credit payable	701,000	158,000
Mortgages payable, net	827,109	175,868
Term loan	70,000	--
Notes payable	2,450,000	2,550,000

Total liabilities	4,310,447	3,030,569

Stockholders’ equity:
Preferred stock and paid in capital	609,363	609,363
Common stock and paid in capital	5,329,715	2,572,092
Distributions in excess of net income	(870,199)	(768,661)

Total stockholders’ equity	5,068,879	2,412,794
Noncontrolling interests	36,207	--

Total equity	5,105,086	2,412,794

Total liabilities and equity	$9,415,533	$5,443,363

Realty Income Performance vs. Major Stock Indices

				Equity			Dow Jones						NASDAQ
	Realty Income			REIT Index(1)			Industrial Average			S&P 500			Composite
	Dividend	Total		Dividend	Total		Dividend	Total		Dividend	Total		Dividend	Total
	Yield	Return(2)		Yield	Return(3)		Yield	Return(3)		Yield	Return(3)		Yield	Return(4)

10/18 to 12/31/94	10.5%	10.8%		7.7%	0.0%		2.9%	(1.6%	)	2.9%	(1.2%	)	0.5%	(1.7%	)
1995	8.3%	42.0%		7.4%	15.3%		2.4%	36.9%		2.3%	37.6%		0.6%	39.9%
1996	7.9%	15.4%		6.1%	35.3%		2.2%	28.9%		2.0%	23.0%		0.2%	22.7%
1997	7.5%	14.5%		5.5%	20.3%		1.8%	24.9%		1.6%	33.4%		0.5%	21.6%
1998	8.2%	5.5%		7.5%	(17.5%	)	1.7%	18.1%		1.3%	28.6%		0.3%	39.6%
1999	10.5%	(8.7%	)	8.7%	(4.6%	)	1.3%	27.2%		1.1%	21.0%		0.2%	85.6%
2000	8.9%	31.2%		7.5%	26.4%		1.5%	(4.7%	)	1.2%	(9.1%	)	0.3%	(39.3%	)
2001	7.8%	27.2%		7.1%	13.9%		1.9%	(5.5%	)	1.4%	(11.9%	)	0.3%	(21.1%	)
2002	6.7%	26.9%		7.1%	3.8%		2.6%	(15.0%	)	1.9%	(22.1%	)	0.5%	(31.5%	)
2003	6.0%	21.0%		5.5%	37.1%		2.3%	28.3%		1.8%	28.7%		0.6%	50.0%
2004	5.2%	32.7%		4.7%	31.6%		2.2%	5.6%		1.8%	10.9%		0.6%	8.6%
2005	6.5%	(9.2%	)	4.6%	12.2%		2.6%	1.7%		1.9%	4.9%		0.9%	1.4%
2006	5.5%	34.8%		3.7%	35.1%		2.5%	19.0%		1.9%	15.8%		0.8%	9.5%
2007	6.1%	3.2%		4.9%	(15.7%	)	2.7%	8.8%		2.1%	5.5%		0.8%	9.8%
2008	7.3%	(8.2%	)	7.6%	(37.7%	)	3.6%	(31.8%	)	3.2%	(37.0%	)	1.3%	(40.5%	)
2009	6.6%	19.3%		3.7%	28.0%		2.6%	22.6%		2.0%	26.5%		1.0%	43.9%
2010	5.1%	38.6%		3.5%	27.9%		2.6%	14.0%		1.9%	15.1%		1.2%	16.9%
2011	5.0%	7.3%		3.8%	8.3%		2.8%	8.3%		2.3%	2.1%		1.3%	(1.8%	)
2012	4.5%	20.1%		3.5%	19.7%		3.0%	10.2%		2.5%	16.0%		2.6%	15.9%
YTD Q2 2013	5.2%	6.9%		3.5%	5.8%		2.5%	15.2%		2.2%	13.8%		1.4%	12.7%
Compounded Average Annual Total Return(5)		17.3%			11.1%			9.9%			8.9%			8.3%

Note: All of these dividend yields are calculated as annualized dividends based on last dividend paid in applicable time period divided by the closing price as of period end. Dividend yield sources: NAREIT website and Bloomberg, except for the 1994 NASDAQ dividend yield which was sourced from Datastream/Thomson Financial.

(1)     FTSE NAREIT US Equity REIT Index, as per NAREIT website.

(2)     Calculated as the difference between the closing stock price as of period end, less the closing stock price as of previous period, plus dividends paid in period, divided by closing stock price as of end of previous period. Does not include reinvestment of dividends.

(3)     Includes reinvestment of dividends. Sources: NAREIT website and Factset.

(4)     Price only index, does not include dividends. Source: Factset.

(5)     All of these Compounded Average Annual Total Return rates are calculated in the same manner: from Realty Income’s NYSE listing on October 18, 1994 through June 30, 2013, and (except for NASDAQ) assuming reinvestment of dividends. Past performance does not guarantee future performance. Realty Income presents this data for informational purposes only and makes no representation about its future performance or how it will compare in performance to other indices in the future.

Property Type Diversification

The following table sets forth certain property type information regarding Realty Income’s property portfolio as of June 30, 2013 (dollars in thousands):

		Approximate	Rental Revenue for	Percentage of
	Number of	Leasable	the Quarter Ended	Rental
Property Type	Properties	Square Feet	June 30, 2013(1)	Revenue
Retail	3,543	36,740,700	$ 141,914	77.7%
Distribution	64	15,302,300	21,350	11.7
Office	36	2,277,800	9,691	5.3
Agriculture	15	184,500	5,145	2.8
Manufacturing	11	3,457,500	4,267	2.3
Industrial	12	383,200	355	0.2
Totals	3,681	58,346,000	$ 182,722	100.0%

(1)     Includes rental revenue for all properties owned by Realty Income at June 30, 2013, including revenue from properties reclassified as discontinued operations of $392. Excludes revenue of $24 from properties owned by Crest.

Tenant Diversification

The largest tenants based on percentage of total portfolio rental revenue at June 30, 2013 include the following:
FedEx	5.3%	Rite Aid	2.3%
LA Fitness	4.5%	Regal Cinemas	2.2%
Walgreens	4.1%	Dollar General	2.1%
Family Dollar	3.5%	CVS Pharmacy	2.0%
AMC Theatres	3.3%	The Pantry	1.9%
Diageo	3.1%	Circle K	1.8%
BJ’s Wholesale Clubs	3.0%	Walmart/Sam’s Club	1.7%
Northern Tier Energy/Super America	2.7%

Industry Diversification

The following table sets forth certain information regarding Realty Income’s property portfolio classified according to the business of the respective tenants, expressed as a percentage of our total rental revenue:

	Percentage of Rental Revenue(1)
	For the Quarter Ended	For the Years Ended
	June 30,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2013	2012	2011	2010	2009	2008	2007
Retail industries
Apparel stores	1.9%	1.7%	1.4%	1.2%	1.1%	1.1%	1.2%
Automotive collision services	0.8	1.1	0.9	1.0	1.1	1.0	1.1
Automotive parts	1.1	1.0	1.2	1.4	1.5	1.6	2.1
Automotive service	2.2	3.1	3.7	4.7	4.8	4.8	5.2
Automotive tire services	3.9	4.7	5.6	6.4	6.9	6.7	7.3
Book stores	0.1	0.1	0.1	0.1	0.2	0.2	0.2
Child care	3.0	4.5	5.2	6.5	7.3	7.6	8.4
Consumer electronics	0.3	0.5	0.5	0.6	0.7	0.8	0.9
Convenience stores	11.4	16.3	18.5	17.1	16.9	15.8	14.0
Crafts and novelties	0.5	0.3	0.2	0.3	0.3	0.3	0.3
Dollar stores	5.6	2.2	-	-	-	-	-
Drug stores	6.9	3.5	3.8	4.1	4.3	4.1	2.7
Education	0.5	0.7	0.7	0.8	0.9	0.8	0.8
Entertainment	0.7	0.9	1.0	1.2	1.3	1.2	1.4
Equipment services	0.1	0.1	0.2	0.2	0.2	0.2	0.2
Financial services	1.7	0.2	0.2	0.2	0.2	0.2	0.2
General merchandise	1.1	0.6	0.6	0.8	0.8	0.8	0.7
Grocery stores	3.2	3.7	1.6	0.9	0.7	0.7	0.7
Health and fitness	5.9	6.8	6.4	6.9	5.9	5.6	5.1
Health care	*	-	-	-	-	-	-
Home furnishings	0.9	1.0	1.1	1.3	1.3	2.4	2.6
Home improvement	1.3	1.5	1.7	2.0	2.2	2.1	2.4
Jewelry	0.1	-	-	-	-	-	-
Motor vehicle dealerships	1.6	2.1	2.2	2.6	2.7	3.2	3.1
Office supplies	0.5	0.8	0.9	0.9	1.0	1.0	1.1
Pet supplies and services	0.9	0.6	0.7	0.9	0.9	0.8	0.9
Restaurants - casual dining	5.5	7.3	10.9	13.4	13.7	14.3	14.9
Restaurants - quick service	4.4	5.9	6.6	7.7	8.3	8.2	6.6
Shoe stores	0.1	0.1	0.2	0.1	-	-	-
Sporting goods	1.8	2.5	2.7	2.7	2.6	2.3	2.6
Theaters	6.3	9.4	8.8	8.9	9.2	9.0	9.0
Transportation services	0.1	0.2	0.2	0.2	0.2	0.2	0.2
Wholesale clubs	3.3	3.2	0.7	-	-	-	-
Other	*	0.1	0.1	0.3	1.1	1.2	1.9
Retail industries	77.7%	86.7%	88.6%	95.4%	98.3%	98.2%	97.8%

Industry Diversification (continued)

	Percentage of Rental Revenue(1)
	For the Quarter Ended	For the Years Ended
	June 30,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2013	2012	2011	2010	2009	2008	2007
Non-retail industries
Aerospace	0.9	0.9	0.5	-	-	-	-
Beverages	3.4	5.1	5.6	3.0	-	-	-
Consumer appliances	0.6	0.1	-	-	-	-	-
Consumer goods	1.1	0.1	-	-	-	-	-
Crafts and novelties	0.1	-	-	-	-	-	-
Diversified industrial	0.1	0.1	-	-	-	-	-
Equipment services	0.3	0.3	0.2	-	-	-	-
Financial services	0.5	0.4	0.3	-	-	-	-
Food processing	1.6	1.3	0.7	-	-	-	-
Government services	1.5	0.1	0.1	0.1	0.1	-	-
Health care	2.2	*	*	-	-	-	-
Home furnishings	0.2	-	-	-	-	-	-
Home improvement	0.3	-	-	-	-	-	-
Insurance	0.1	*	-	-	-	-	-
Machinery	0.2	0.1	-	-	-	-	-
Other manufacturing	0.6	-	-	-	-	-	-
Packaging	1.0	0.7	0.4	-	-	-	-
Paper	0.2	0.1	0.1	-	-	-	-
Shoe stores	0.9	-	-	-	-	-	-
Telecommunications	0.7	0.8	0.7	-	-	-	-
Transportation services	5.8	2.2	1.6	-	-	-	-
Other	*	1.0	1.2	1.5	1.6	1.8	2.2
Non-retail industries	22.3%	13.3%	11.4%	4.6%	1.7%	1.8%	2.2%
Totals	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

*	Less than 0.1%

(1)

Includes rental revenue for all properties owned by Realty Income at the end of each period presented, including revenue from properties reclassified as discontinued operations. Excludes revenue from properties owned by Crest.

Lease Expirations

The following table sets forth certain information regarding Realty Income’s property portfolio regarding the timing of the lease term expirations (excluding rights to extend a lease at the option of the tenant) on our 3,597 net leased, single-tenant properties as of June 30, 2013 (dollars in thousands):

	Total Portfolio				Initial Expirations(3)			Subsequent Expirations(4)
			Rental			Rental			Rental
			Revenue			Revenue			Revenue
			for the			for the			for the
			Quarter	% of		Quarter	% of		Quarter	% of
	Number	Approx.	Ended	Total	Number	Ended	Total	Number	Ended	Total
	of Leases	Leasable	June 30,	Rental	of Leases	June 30,	Rental	of Leases	June 30,	Rental
Year	Expiring (1)	Sq. Feet	2013(2)	Revenue	Expiring	2013	Revenue	Expiring	2013	Revenue

2013	107	828,000	$2,642	1.5%	31	$977	0.6%	76	$1,665	0.9%
2014	155	1,074,200	3,834	2.1	53	1,753	1.0	102	2,081	1.1
2015	169	911,500	3,868	2.1	67	1,779	1.0	102	2,089	1.1
2016	187	1,110,300	4,094	2.3	119	2,492	1.4	68	1,602	0.9
2017	171	1,978,900	5,690	3.1	45	2,954	1.6	126	2,736	1.5
2018	243	3,244,300	10,022	5.5	162	7,670	4.2	81	2,352	1.3
2019	168	2,787,200	9,645	5.3	156	9,147	5.0	12	498	0.3
2020	107	3,358,200	8,238	4.5	96	7,869	4.3	11	369	0.2
2021	187	5,164,600	13,130	7.2	179	12,611	6.9	8	519	0.3
2022	209	7,563,800	14,051	7.8	201	13,794	7.6	8	257	0.2
2023	328	4,436,600	16,865	9.3	317	16,268	9.0	11	597	0.3
2024	137	2,065,500	6,145	3.4	137	6,145	3.4	0	0	0.0
2025	288	3,702,200	16,113	8.9	283	15,992	8.8	5	121	0.1
2026	232	3,326,200	11,476	6.4	229	11,394	6.3	3	82	0.1
2027	444	4,371,300	14,920	8.2	442	14,880	8.2	2	40	*
2028 - 2043	465	11,192,500	40,567	22.4	458	40,420	22.3	7	147	0.1
Totals	3,597	57,115,300	$181,300	100.0%	2,975	$166,145	91.6%	622	$15,155	8.4%

*	Less than 0.1%

(1)

Excludes 16 multi-tenant properties and 68 vacant unleased properties, one of which is a multi-tenant property. The lease expirations for properties under construction are based on the estimated date of completion of those properties.

(2)

Includes rental revenue of $392 from properties reclassified as discontinued operations and excludes revenue of $1,422 from 16 multi-tenant properties and from 68 vacant and unleased properties at June 30, 2013. Excludes revenue of $24 from four properties owned by Crest.

(3)	Represents leases to the initial tenant of the property that are expiring for the first time.

(4)	Represents lease expirations on properties in the portfolio, which have previously been renewed, extended or re-tenanted.

Geographic Diversification

The following table sets forth certain state-by-state information regarding Realty Income’s property portfolio as of June 30, 2013 (dollars in thousands):

				Rental Revenue
			Approximate	for the Quarter	Percentage of
	Number of	Percent	Leasable	Ended	Rental
State	Properties	Leased	Square Feet	June 30, 2013 (1)	Revenue

Alabama	88	97%	665,800	$2,545	1.4%
Alaska	2	100	128,500	307	0.2
Arizona	105	97	1,141,000	4,895	2.7
Arkansas	30	93	559,200	1,122	0.6
California	148	100	3,998,100	19,288	10.6
Colorado	67	99	729,200	2,474	1.4
Connecticut	24	100	468,000	2,107	1.2
Delaware	16	100	29,500	418	0.2
Florida	239	99	2,564,000	10,322	5.6
Georgia	180	96	2,396,400	7,259	4.0
Hawaii	--	--	--	--	--
Idaho	13	100	91,800	473	0.3
Illinois	140	100	3,463,000	9,493	5.2
Indiana	96	98	978,500	4,274	2.3
Iowa	34	91	2,675,600	3,026	1.7
Kansas	76	100	1,564,400	3,105	1.7
Kentucky	39	97	754,500	2,668	1.5
Louisiana	66	100	756,500	2,268	1.2
Maine	9	100	126,400	489	0.3
Maryland	32	100	1,113,500	3,715	2.0
Massachusetts	82	94	723,900	3,117	1.7
Michigan	101	100	923,200	2,866	1.6
Minnesota	155	100	1,152,000	7,198	3.9
Mississippi	90	96	1,233,900	2,274	1.2
Missouri	122	99	2,311,000	6,466	3.5
Montana	2	50	30,000	3	*
Nebraska	26	100	381,800	1,253	0.7
Nevada	19	100	372,400	1,189	0.7
New Hampshire	19	100	295,000	1,187	0.6
New Jersey	63	97	403,900	2,608	1.4
New Mexico	24	100	182,500	516	0.3
New York	80	99	1,970,300	9,942	5.4
North Carolina	119	97	1,105,200	4,284	2.3
North Dakota	7	100	66,000	117	0.1
Ohio	188	97	4,689,700	9,977	5.5
Oklahoma	110	100	1,448,800	2,330	1.3
Oregon	24	100	455,200	1,517	0.8
Pennsylvania	149	99	1,712,600	6,988	3.8
Rhode Island	3	100	11,000	37	*
South Carolina	121	97	776,800	3,949	2.2
South Dakota	11	100	133,500	263	0.1
Tennessee	148	97	1,921,300	4,649	2.5
Texas	382	98	6,523,300	17,472	9.6
Utah	11	100	731,000	1,191	0.7
Vermont	5	100	78,200	432	0.2
Virginia	122	97	2,488,900	6,285	3.4
Washington	38	100	404,000	1,268	0.7
West Virginia	11	100	252,000	864	0.5
Wisconsin	38	95	1,315,300	1,956	1.1
Wyoming	3	100	21,100	63	*
Puerto Rico	4	100	28,300	213	0.1
Totals\Average	3,681	98%	58,346,000	$182,722	100.0%

*	Less than 0.1%

(1)

Includes rental revenue for all properties owned by Realty Income at June 30, 2013, including revenue from properties reclassified as discontinued operations of $392. Excludes revenue of $24 from properties owned by Crest.